Exhibit 10.1

WESTERN NEW ENGLAND BANCORP, INC.

2014 OMNIBUS INCENTIVE PLAN

LONG-TERM INCENTIVE AND RETENTION EQUITY AWARD AGREEMENT

Western New England Bancorp, Inc. (the “Company”), hereby grants shares of Common Stock of the Company, $.01 par value per share (the “Shares”), to the individual named below as the Grantee, subject to the terms and conditions set forth in this cover sheet, in the attached Employee Long Term Incentive and Retention Equity Award Agreement (together, the “Agreement”) and in the Company’s 2014 Omnibus Incentive Plan (the “Plan”).

Grant Date:

Name of Grantee:

Number of Retention Shares:

Target Number of Performance Shares:

Retention Period: January 1, 2018 to December 31, 2020

Performance Period: January 1, 2018 to December 31, 2020

By your signature below, you agree to all of the terms and conditions described in the Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)

Name:

Title:

Attachment

This is not a share certificate or a negotiable instrument

.

WESTERN NEW ENGLAND BANCORP, INC.

2014 OMNIBUS INCENTIVE PLAN

LONG-TERM INCENTIVE AND RETENTION EQUITY AWARD AGREEMENT

Restricted Stock	This grant consists of an award of time-based restricted shares, subject to the vesting conditions described below (the “Retention Shares”) and an award of performance-based restricted shares, subject to the vesting conditions described below (the “Performance Shares”). The Retention Shares and the Performance Shares are referred to together as the “Restricted Stock.” The purchase price for the Restricted Stock is deemed paid by your services to the Company.

Transferability	Until the Restricted Stock is vested, it may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Number and Vesting of Retention Shares

The number of Retention Shares is set forth on the cover sheet and will be equal to half the total number of shares of Common Stock that comprise the grant of Restricted Stock. The Retention Shares are subject to time-based vesting conditions.

Your Retention Shares will be subject to forfeiture if your Service terminates prior to the applicable Retention Vesting Date (as set forth on Exhibit A to this Agreement), except as provided in this Agreement.

Number and Vesting of Performance Shares

The Performance Shares are subject to the achievement of the Performance Factor described in Exhibit B to this Agreement. Following the end of the Performance Period, as set forth on the cover sheet, the Committee will determine the level of achievement of the Performance Factors and will determine the number of Performance Shares in which you will vest based on such achievement (which may be greater than or less than the Target Number of Performance Shares, as set forth on the cover sheet).

Your Performance Shares will be subject to forfeiture if your Service terminates prior to the Performance Vesting Date set forth in Exhibit B to this Agreement, except as provided in this Agreement.

Evidence of Issuance	The issuance of the shares of Common Stock upon the grant of Restricted Stock pursuant to this Agreement will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book entry, registration or issuance of one or more stock certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Stock vests, the recordation of the number of Restricted Stock attributable to you will be appropriately modified if necessary.

Vesting and Forfeiture upon Termination of Employment

Death/Disability. If your Service terminates prior to the end of the Retention Period (as defined on the cover sheet) because of your death or Disability (as defined below), then 100% of the unvested Retention Shares (as defined on the cover sheet) will vest on the effective date of your termination. If your Service terminates prior to the end of the Performance Period (as defined on the cover sheet) because of your death or Disability (as defined below), then the Target Number of Performance Shares will vest on the effective date of your termination.

Other Termination of Employment. If, before the end of the Retention Period, you incur a termination of employment for any reason other than those specified above, whether voluntary or involuntary and prior to a Change in Control, your unvested Retention Shares shall be automatically forfeited upon such termination of Service and neither the Company nor any Affiliate shall have any further obligations to you under this Agreement. If, before the end of the Performance Period, you incur a termination of employment for any reason other than those specified above, whether voluntary or involuntary and prior to a Change in Control, your Performance Shares shall be automatically forfeited upon such termination of Service and neither the Company nor any Affiliate shall have any further obligations to you under this Agreement.

Definition of Disability	For purposes of this Agreement, “Disability” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company, the Bank, or an Affiliate, your inability to perform each of the essential duties of your position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months.

Change in Control

If, within twelve months following the effective time of a Change in Control (as defined in the Plan), your employment is terminated by the Company without Cause or you voluntarily terminate employment for Good Reason (as defined below), and such termination occurs prior to the end of the Retention Period or the Performance Period, then 100% of the unvested Retention Shares and the Target Number of Performance Shares, respectively, will vest on the date of your termination.

For purposes of this Agreement, “Cause” means, unless otherwise provided in an applicable agreement with the Company, the Bank, or an Affiliate, your (a) personal dishonesty, (b) incompetence, (c) willful misconduct, (d) breach of fiduciary duties involving personal profit, (e) intentional failure to perform stated duties, or (f) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

For purposes of this Agreement, “Good Reason” means, unless otherwise provided in an applicable agreement with the Company, the Bank, or an Affiliate, the occurrence of either of the following events, without your express written consent: (A) a material diminution in your authority, duties, or responsibilities; or (B) a change in your principal place of employment to a place that is not the principal executive office of the Company, or a relocation of the Company’s principal executive office to a location that is both more than twenty-five (25) miles away from your principal residence and more than twenty-five (25) miles away from the location of the Company’s principal executive office at the time of this Agreement. Notwithstanding the foregoing, a resignation will not be considered to have been on account of Good Reason unless: (1) you provide the Company not less than 30 days’ advance notice in writing within 90 days of the initial occurrence of the condition that is the basis for such Good Reason and the Company does not correct the condition in the 30-day period; and (2) you resign by no later than 60 days after the Company’s time period for correcting the condition has expired.

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company, the Bank, or any Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Committee determines, in its sole discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan.

Withholding Taxes	You agree, as a condition of this Grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this Grant. In the event that the Company, the Bank, or any Affiliate determines that any federal, state, local, or foreign tax or withholding payment is required relating to the payment of dividends or the vesting of shares arising from this Grant, the Company, the Bank, or any Affiliate shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company, the Bank, or any Affiliate. To satisfy this withholding obligation, the Company may provide you with the opportunity, in its discretion, to have the Company withhold shares of Stock otherwise issuable to you or by delivering to the Company shares of Stock already owned by you. If the Company provides you with the foregoing opportunity and you fail to make an election to do either, the Company may determine which method to use, including by withholding shares of Stock otherwise issuable to you. The shares of Stock so delivered or withheld must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any Affiliates) in any capacity. The Company (and any Affiliate) reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights	You have the right to vote the Retention Shares and to receive any dividends declared or paid on such Retention Shares. Any distributions you receive as a result of any stock split, dividend, combination of Shares or other similar transaction will be deemed to be a part of the Retention Shares and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your share certificate is issued). The Company may in its sole discretion require any dividends paid on unvested Retention Shares to be reinvested in Shares, which the Company may in its sole discretion deem to be a part of the Retention Shares and subject to the same conditions and restrictions applicable to the Retention Shares. You do not have any of the rights of a stockholder with respect to the Performance Shares unless and until any Performance Shares in which you vest have been delivered to you.

Forfeiture of Rights	If you should take actions in violation or breach of or in conflict with (i) any employment agreement, (ii) any non-competition agreement, (iii) any agreement prohibiting solicitation of employees or clients of the Company, the Bank, or any Affiliate, (iv) any confidentiality obligation with respect to the Company, the Bank, or any Affiliate, (v) any Company or Bank policy or procedure, (vi) any other agreement, or (vii) any other obligation between you and the Company, the Bank, or any Affiliate, the Company has the right to cause an immediate forfeiture of your unvested Restricted Stock, and with respect to those shares of Restricted Stock vesting during the period commencing twelve (12) months prior to your termination of Service with the Company due to taking actions in violation or breach of or in conflict with the aforementioned agreements, policies, or procedures, the right to cause a forfeiture of those vested shares of Stock.

Recoupment	This Grant is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (i) any Company or Bank “clawback” or recoupment policy or (ii) any law, rule, or regulation that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or law, rule, or regulation.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or were grossly negligent in failing to prevent the misconduct, you will reimburse the Company the amount of any payment in settlement of this Grant earned or accrued during the twelve (12)-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Adjustments	In the event of a stock split, a dividend or a similar change in the Shares, the number of Shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.

Legends

All share certificates representing the Stock issued in connection with this Grant shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the Commonwealth of Massachusetts, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Other Agreements	You agree, as a condition of this grant, that you will execute such documents as necessary to become a party to any stockholder agreement or voting trust as the Company may require.

Data Privacy

To administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work, including, with respect to non-U.S. resident grantees, to the United States, to transferees who will include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Secretary of the Company to request paper copies of these documents.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Code Section 409A	The Grant is intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, the Bank, their Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A and neither the Company, the Bank, their Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

By signing this Agreement, you agree to all of the terms and conditions described in this Agreement and in the Plan.

EXHIBIT A

LONG-TERM INCENTIVE AND RETENTION EQUITY AWARD AGREEMENT

NUMBER AND VESTING OF RETENTION SHARES

The Retention Shares are subject to the Time-Based Vesting Requirements set forth below.

Time-Based Vesting Requirements:

Except as otherwise described in the Agreement, your Retention Shares will vest as follows:

Retention Vesting Date	Vesting Percentage
December 31, 2018	33%
December 31, 2019	33%
December 31, 2020	34%

The resulting aggregate number of vested Retention Shares will be rounded down to the nearest whole number as to each Retention Vesting Date, and you cannot vest in more than the number of Retention Shares set forth on the cover sheet.

EXHIBIT B

LONG-TERM INCENTIVE AND RETENTION EQUITY AWARD AGREEMENT

NUMBER AND VESTING OF PERFORMANCE SHARES

The Performance Shares are subject to both the Performance-Based Vesting Requirements and Time-Based Vesting Requirements set forth below.

Performance-Based Vesting Requirements:

The Committee will determine the number of Performance Shares in which you will vest based on the Company’s achievement of Return on Equity (“ROE”) goals during the period beginning on January 1, 2018 and ending on December 31, 2020 (the “Performance Period”). The Company’s ROE will be measured over three periods within the Performance Period, as follows:

		ROE Targets
		Threshold	Target	Maximum
Period 1	1/1/18 – 12/31/18	6.30%	6.80%	7.2%
Period 2	1/1/18 – 12/31/19	6.85%	7.35%	7.75%
Period 3	1/1/18 – 12/31/20	7.40%	7.90%	8.30%

Following the end of each of Period 1, Period 2 and Period 3, but no later than March 15 following the end of such period, the Committee will determine and certify the ROE for the Company based on data available to the public. Then, the Committee will multiply the ROE Performance Factor that corresponds to the level of ROE the Company has achieved, as determined under the table below, by one-third of the Target Number of Performance Shares (as set forth on the cover sheet), to determine the number of Performance Shares that will be earned for each of Period 1, Period 2 and Period 3.

Level of ROE Achieved	ROE Performance Factor (%)
Less than Threshold	0%
Threshold	50%
Target	100%
Maximum	150%

Notwithstanding anything to the contrary in the Agreement or this Exhibit B, no (0%) Performance Shares will be earned for a period if Threshold ROE is not attained. If the ROE for the any period falls between threshold and target performance levels, or between target and stretch performance levels, the ROE Performance Factor will be interpolated on a linear slope.

Following the end of the Performance Period, but no later than March 15, 2021, you will vest in the number of Performance Shares equal to the sum of the number of Performance Shares earned in each of Period 1, Period 2 and Period 3. In no event may you vest in a number of Performance Shares greater than 150% of the Target Number of Performance Shares.

Time-Based Vesting Requirements:

In order to vest in the Performance Shares that you earn in accordance with this Exhibit B, you must remain in service with the Company or an Affiliate through the end of the Performance Period.